EXHIBIT 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	3 Months Ended March
	2007	2006
	(Notes)	(Notes)
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$285	$242
Southern Power	32	20
Total	317	262
Synthetic Fuels	28	8
Leasing Business	1	6
Parent Company and Other	(7)	(14)

Net Income - As Reported	$339	$262

Basic Earnings Per Share - (See Notes)	$0.45	$0.35

Operating Revenues	$3,409	$3,063
Average Shares Outstanding (in millions)	750	742
End of Period Shares Outstanding (in millions)	752	742

	3 Months Ended March
	2007	2006
Consolidated Earnings–Excluding Synfuels
(See Notes)
Net Income - As Reported	$339	$262
Less: Synthetic Fuels	(28)	(8)
Net Income–Excluding Synthetic Fuels	$311	$254

Basic Earnings Per Share–Excluding Synfuels	$0.41	$0.34

Notes
- For the first quarters 2007 and 2006, diluted earnings per share was less than 1 cent.
- Tax credits associated with Southern Company's synthetic fuel investments expire December 31, 2007 and will not contribute to Southern Company's earnings and earnings per share after 2007.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.